Exhibit 99.1

(1) On November 3, 2003, the
1992 GRAT Remainder Trust
f/b/o Gary Lauder (the "GML
GRAT Remainder Trust") sold 58,200
shares of Class A Common Stock. The Trust sold them in a number of transactions with an average sale price of $37.4632.
The information on the shares sold at each price appears in the two columns below:

Shares		Price
3100		37.46
5000		37.47
12700		37.50
37400		37.45


(2) On November 3, 2003, the
1992 GRAT Remainder Trust
f/b/o William Lauder (the "WPL
GRAT Remainder Trust") sold 107,100
shares of Class A Common Stock. The Trust sold them in a number of transactions with an average sale price of $37.4307.
The information on the shares sold at each price appears in the two columns below:


Shares		Price
20900		37.45
12500		37.40
10900		37.46
10700		37.43
9000		37.49
7700		37.44
5800		37.47
4300		37.42
4100		37.39
4000		37.48
4000		37.33
3400		37.41
3400		37.35
3100		37.34
1100		37.50
1100		37.31
700		37.38
400		37.36


(3) After the sales, the amounts
of Class A Common Stock and Class B
Common Stock beneficially owned by:


(a) The 1992 GRAT Remainder Trust
f/b/o Gary Lauder includes
559,941 shares of Class A Common Stock
and 1,914,608 shares of Class B
Common Stock held directly.

(b) The 1992 GRAT Remainder Trust
f/b/o Willam Lauder includes
758,041 shares of Class A Common Stock
and 1,914,608 shares of Class B
Common Stock held directly.

(c) Gary M. Lauder includes (i) 70,375 shares of Class A Common Stock directly,
(ii) 363,454 shares of Class
A Common Stock held indirectly by
the Gary M. Lauder 2000 Revocable Trust,
(iii) 559,941 shares of Class A
Common Stock and 1,914,608 shares of Class B
Common stock held indirectly as trustee of the GML GRAT Remainder Trust and (iv)
758,041 shares of Class A Common Stock and
1,914,608 shares of Class B
Common Stock held indirectly as trustee of the WPL GRAT Remainder Trust.
GML disclaims benefical ownership of the shares in clauses (ii), (iii) and (iv) to the extent he does not have a pecuniary interest in such securities.

(d) William P. Lauder includes (i) 1,168,240 shares of Class A Common Stock and
2,264,038 shares of Class B
Common Stock held directly,(ii) 5,234
shares of Class A Common Stock and 22,870 shares of Class B Common Stock, held indirectly by his children, (iii) 758,041 shares of Class A
Common Stock and 1,914,608 shares of Class B
Common Stock held indirectly as trustee of the WPL
GRAT Remainder Trust, and (iv) 559,941 shares of Class A Common Stock and 1,914,608 shares of
Class B Common stock held indirectly as trustee of the GML GRAT Remainder Trust.
WPL disclaims benefical ownership of the shares owned by his children and the shares in clauses
(iii) and (iv) to the extent
he does not have a pecuniary interest in such securities.